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                                                                 Exhibit 9(e)

                                  ARMADA FUNDS

                            SHAREHOLDER SERVICES PLAN
                            -------------------------

         SECTION 1. Armada Funds (the "Trust") has adopted this Shareholder Services Plan (the "Plan") in order to enable the Trust to bear certain shareholder service and administrative expenses relating to Retail Shares of its Money Market, Government, Treasury, Tax Exempt, Equity, Fixed Income, Ohio Tax Exempt, Equity Income, National Tax Exempt, Mid Cap Regional, Enhanced Income, Total Return Advantage, Pennsylvania Tax Exempt, Intermediate Government, GNMA and Pennsylvania Municipal Funds, and any other non-discretionary investment portfolios hereinafter established (collectively, "Retail Shares").

         SECTION 2. Any officer of the Trust is authorized to execute and deliver, in the name and on behalf of the Trust, written agreements in substantially the form attached hereto or in any other form duly approved by the Board of Trustees (as provided in Section 4 below) ("Servicing Agreements") with financial institutions, broker-dealers, or other industry professionals, such as investment advisers, accountants, and estate planning firms ("Service Organizations"). Such Servicing Agreements are incorporated herein by reference and shall require the Service Organizations to provide shareholder administrative services as set forth therein to their clients who beneficially own Retail Shares in consideration for a fee, computed daily and paid monthly in the manner set forth in the Servicing Agreements, at the annual rate of up to
 .10% (as defined in such Servicing Agreement) with respect to the Money Market, Government, Treasury, Tax Exempt, Ohio Tax Exempt, Enhanced Income, Pennsylvania Tax Exempt, and Pennsylvania Municipal Funds and up to .25% (as defined in such Servicing Agreement) with respect to the Equity, Fixed Income, National Tax Exempt, Equity Income, Mid Cap Regional, Total Return Advantage, Intermediate Government, GNMA, Core Equity, Equity Index, Foreign Equity, Real Return Advanatage and Small Cap Growth Funds. All expenses incurred by the Trust in connection with the Servicing Agreements and the implementation of this Plan shall be borne entirely by shareholders of the Trust.

         SECTION 3. The Trust's Transfer Agent shall monitor the arrangements pertaining to the Trust's Servicing Agreements with Service Organizations as required by the Trust's Board of Trustees. The Trust's Transfer Agent shall not, however, be obliged by this Plan to recommend, and the Trust shall not be obliged to execute, any Servicing Agreement with any qualifying Service Organization.

         SECTION 4. So long as this Plan is in effect, the Trust's Transfer Agent shall provide to the Trust's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

         SECTION 5. This Plan shall become effective upon the date of its adoption and following approval of the Plan (and the form of


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Servicing Agreement attached hereto) by (i) vote of a majority (as defined in the Investment Company Act of 1940 ("1940 Act")) of the Trust's outstanding Retail Shares or by (ii) vote of a majority of the Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act and have no direct or indirect financial interest in the operation of this Plan or in any Servicing Agreements or other agreements related to this Plan (the "Disinterested Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of this Plan (or form of Servicing Agreement).

         SECTION 6. Unless sooner terminated, this Plan shall continue for one year from the date of its adoption and thereafter shall continue automatically for successive annual periods of twelve months each, provided such continuance is approved at least annually in the manner set forth in Section 5.

         SECTION 7. This Plan may be amended at any time by the Board of Trustees, provided that any material amendments of the terms of this Plan shall become effective only upon the approvals set forth in Section 5.

         SECTION 8. This Plan is terminable at any time by vote of a majority of the Disinterested Trustees or by vote of holders of a majority of the Trust's Retail Shares (as defined in the Act).

         SECTION 9. While this Plan is in effect, the selection and nomination of Disinterested Trustees shall be committed to the discretion of the Disinterested Trustees.

         SECTION 10. The names "Armada Funds" and "Trustees of Armada Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated January 28, 1986 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "Armada Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

Adopted by the Board of Trustees:  January 9, 1990

Revised:  February 14, 1991
          November 4, 1993
          July 22, 1994
          February 15, 1996
          August 30, 1996
          February 10, 1997



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                                  ARMADA FUNDS

                            Oaks, Pennsylvania 19456

                            Shareholder Services Plan

                               Servicing Agreement

Ladies and Gentlemen:

        We wish to enter into this Servicing Agreement with you concerning the provision of support services to your clients ("Clients") who may from time to time beneficially own Retail shares of beneficial interest of the Portfolios offered by Armada Funds (collectively, "Retail Shares") which are listed on Appendix A.

        The terms and conditions of this Servicing Agreement are as follows:

         SECTION 1. You agree to provide support services to Clients who may from time to time beneficially own Retail Shares which may include the following:

         (i) Aggregating and processing purchase and redemption requests for Retail Shares from Clients and placing net purchase and redemption orders with our distributor or transfer agent;

         (ii) Providing Clients with a service that invests the assets of their accounts in Retail Shares pursuant to specific or pre-authorized instructions;

         (iii) Processing dividend payments from us on behalf of Clients and assisting Clients in changing dividend options, account designations and addresses;

         (iv) Providing information periodically to Clients showing their positions in Retail Shares;

         (v) Arranging for bank wires;

         (vi) Responding to Client inquiries relating to the services performed by you;

         (vii) Providing subaccounting with respect to Retail Shares beneficially owned by Clients or the information to us or our transfer agent necessary for subaccounting;

         (viii) If required by law, forwarding shareholder communications from us (such as proxies, shareholder reports, annual and semi-annual financial statements, and dividend, distribution, and tax notices) to Clients; and

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         (ix) Providing such other similar services as we may reasonably request to the extent you are permitted to do under applicable statutes, rules, or regulations. Upon request, you will provide to Clients a schedule of any fees that you may charge to them relating to the investment of their assets in Retail Shares.

         SECTION 2. You will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to Clients.

         SECTION 3. Neither you nor any of your officers, employees, or agents are authorized to make any representations concerning us or Retail Shares except those contained in our then current prospectus for such Retail Shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing. We agree to indemnify, defend and hold harmless you, your officers, directors, employees, agents, and affiliates free and harmless from and against any and all claims, demands, liabilities and expenses, including legal expenses, which you, your officers, directors, employees, agents, and affiliates may incur arising out of or based upon any untrue statement, or alleged untrue statement, of material fact contained in any registration statement, prospectus, statement of additional information or sales material, or based upon any omission, or alleged omission, to state a material fact required to be stated to make the statements contained therein not misleading.

         SECTION 4. For all purposes of this Agreement, you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify, and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions, or inactions of or by you or your officers, employees, or agents regarding your responsibilities hereunder or the purchase, redemption, transfer, or registration of Shares by or on behalf of Clients, provided that any such liabilities or losses are the result of willful misfeasance, bad faith or gross negligence by you or your officers, directors or employees. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

         SECTION 5. In consideration of the services and facilities provided by you hereunder, we will pay to you, and you will accept as full payment therefor, a fee at the annual rate of up

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to (i) .10% of the daily net asset value of the Retail Shares of the Money
Market, Government, Treasury, Tax Exempt, Pennsylvania Tax Exempt, Enhanced Income, Ohio Tax Exempt and Pennsylvania Municipal Funds; and (ii) .25% of the daily net asset value of the Retail Shares of the Equity Growth, Equity Income, Mid Cap Regional, National Tax Exempt, Total Return Advantage, Fixed Income, Intermediate Government, GNMA, Core Equity, Equity Index, Foreign Equity, Real Return Advantage and Small Cap Growth Funds owned by shareholders for whom you are the dealer of record or holder of record and with whom you have a servicing relationship pursuant to this Agreement (the "Clients' Shares"), which fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 5, the daily net asset value of the Clients' Retail Shares will be computed in the manner specified in our registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Retail Shares for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by us within the foregoing percentage limitations, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of Retail Shares, including the sale of such Retail Shares to you for the account of any Client or Clients.

         SECTION 6. Any person authorized to direct the disposition of monies paid or payable by us pursuant to this Agreement will provide to our Board of Trustees, and our Trustees will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of the Services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

         SECTION 7. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

         SECTION 8. By your written acceptance of this Agreement, you represent, warrant, and agree that: (i) to the best of your knowledge, no services provided by you hereunder will be primarily intended to result in the sale of any Retail Shares; (ii) the compensation payable to you hereunder, together with any other compensation you receive from Clients for services contemplated by this Agreement will be disclosed to clients who will authorize such compensation and such compensation will be permitted by, and

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not excessive or unreasonable under, the laws and instruments governing your relationship with Clients; (iii) in the event an issue pertaining to the Plan is submitted for shareholder approval, you will vote any shares held for your own account in the same proportion as the vote of those shares held for your Clients' accounts; and (iv) with respect to the Money Market, Government and Tax Exempt Portfolios, you agree to waive such portion of any compensation otherwise payable to you under the Plan to the extent necessary to assure that such compensation required to be accrued by Retail Shares of such portfolios on any day does not exceed the income to be accrued to such shares on that day.

         SECTION 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue until September 30, 1997 and thereafter will continue automatically for successive annual periods ending on September 30, provided such continuance is specifically approved at least annually by us in the manner described in Section 12 hereof. This Agreement is terminable, without penalty, at any time by us (which termination may be by vote of a majority of the Disinterested Trustees as defined in Section 12 hereof) or by you upon notice to the other party hereto. Termination of this Agreement shall terminate our obligation to pay you any compensation hereunder.

         SECTION 10. ALL notices and other communications will be duly given if mailed, telegraphed, telexed, or transmitted by similar telecommunications device to us at the address shown above and to you at the address shown below.

         SECTION 11. This Agreement will be construed in accordance with the laws of the State of Delaware and is non-assignable by the parties hereto.

         SECTION 12. This Agreement has been approved by vote of majority of (i) our Board of Trustees and (ii) those Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of us and have no direct or indirect financial interest in the operation of the Shareholder Services Plan adopted by us regarding the provision of support services to the beneficial owners of Retail Shares or in any agreements related thereto ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

         SECTION 13. The names "Armada Funds" and "Trustees of Armada Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated January 28, 1986 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of

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Massachusetts and the principal office of the Trust. The obligations of "Armada
Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, representatives of the Trust personally, but bind only the Trust property, and all person dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us at the address shown above.

                                    Very truly yours,

                                    ARMADA FUNDS


Date ___________________            By
                                       -------------------------------
                                    Authorized Officer

                                           Accepted and agreed to:

                                --------------------------------------
                                    Name of Servicing Organization

Date ___________________        By
                                    -----------------------------------
                                    Authorized Officer

                                    -----------------------------------
                                    Account Number

                                    -----------------------------------
                                    Taxpayer Identification Number

                                    -----------------------------------
                                    Dealer Code

                                    -----------------------------------

                           Address:
                                    -----------------------------------

                                    -----------------------------------

                                    -----------------------------------




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                                   APPENDIX A
                                   ----------

Please check the appropriate boxes to indicate the Funds of Armada Funds for which you wish to act as Service Organization:


[ ]       Money Market Fund


[ ]       Government Fund


[ ]       Treasury Fund


[ ]       Tax Exempt Fund


[ ]       Equity Fund


[ ]       Fixed Income Fund


[ ]       Ohio Tax Exempt Fund

[ ]       National Tax Exempt Fund

[ ]       Equity Income Fund

[ ]       Mid Cap Regional Fund

[ ]       Enhanced Income Fund

[ ]       Total Return Advantage Fund

[ ]       Pennsylvania Tax Exempt Fund

[ ]       Intermediate Government Fund

[ ]       GNMA Fund

[ ]       Pennsylvania Municipal Fund

[ ]       Core Equity Fund

[ ]       Equity Index Fund

[ ]       Foreign Equity Fund

[ ]       Real Return Advantage Fund

[ ]       Small Cap Growth Fund

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